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                                                                  EXHIBIT (99)-1

                              FOR IMMEDIATE RELEASE

                THE BANC CORPORATION ANNOUNCES PROPOSED OFFERING
          OF ADDITIONAL SHARES OF COMMON STOCK, RELEASES EARNINGS FOR YEAR ENDED DECEMBER 31, 2001 AND ANNOUNCES CLOSING DATE FOR
                              FLORIDA ACQUISITION.


FOR MORE INFORMATION CONTACT:

THE BANC CORPORATION - DAVID R. CARTER, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, PHONE (205) 327-3503; FAX (205) 327-3479

BIRMINGHAM, ALABAMA; FEBRUARY 12, 2002: The Banc Corporation (NASDAQ-NMS:TBNC) announced today that it has filed a registration statement on Form S-1 for the sale by the company of up to 3,000,000 shares of its common stock, not including a 15% overallotment option. The underwritten public offering will be co-managed by Sandler O'Neill & Partners, L.P. and Trident Securities. The Banc Corporation said it plans to use part of the proceeds to fund the cash portion of its acquisition of CF Bancshares, Inc. The remaining proceeds will be used by the company to fund anticipated future growth and for other general corporate purposes.

         A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy, be accepted prior to the time the registration statement becomes effective. This notice shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         The Banc Corporation today also announced earnings for the year ended December 31, 2001. Net income was $2,689,000, or $.19 on both a basic and diluted per share basis compared to $4,357,000, or $.30 per share on both a basic and diluted basis for the year ended December 31, 2000. Net interest income increased 20%, or $6.8 million in 2001 to $42.0 million from $35.1 million in 2000. During the fourth quarter of 2001, net interest income increased 18% to $11.1 million from $9.4 million during the fourth quarter of 2000. Net income for 2001 includes a


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$4,899,000 provision to the allowance for loan losses in the fourth quarter of
2001, which represents a $3,404,000 increase from the fourth quarter of 2000. This fourth quarter provision increased the allowance for loan losses at December 31, 2001 to $12,546,000, or 1.26% of loans, net of unearned income compared to $8,959,000, or 1.11% of loans, net of unearned income at December 31, 2000. The allowance for loan losses was increased based on management's assessment of historical loss experience, volume and types of loans, trends in classifications, volume and trends in delinquencies and non-accruals, national and local economic conditions and other pertinent information. Also in the fourth quarter, The Banc Corporation recognized $1.7 million of nonrecurring expenses related to data processing conversion costs, write down of obsolete computer equipment resulting from the C&L Bank and Emerald Coast Bank data processing conversions and litigation costs. During the fourth quarter of 2001, The Banc Corporation incurred a net loss of $1,860,000, or $.12 per share, compared to net income of $894,000, or $.06 per share in the fourth quarter of 2000. At December 31, 2001 both The Bank and The Banc Corporation remained well-capitalized under all regulatory capital guidelines.

         At December 31, 2001, The Banc Corporation had total assets of $1.21 billion compared with $1.03 billion at December 31, 2000, an increase of 17%. Loans, net of unearned income increased 24% to $999.2 million at December 31, 2001 from $808.1 million at December 31, 2000. Deposits increased 15% to $952.2 million at December 31, 2001 from $827.3 million at December 31, 2000. Stockholders' equity increased to $76.9 million at December 31, 2001 from $74.9 million at December 31, 2000.

         The Banc Corporation also announced it intends to complete its acquisition of CF Bancshares, Inc. and its subsidiary Citizens Federal Savings Bank located in Port St. Joe, Florida on February 15, 2002. The branches of Citizens Federal will become The Bank-Port St. Joe, The Bank-Apalachicola and The Bank-Mexico Beach. Currently, Citizens Federal Savings Bank has under construction a branch located in Carrabelle, Florida which when completed in the summer of 2002 will become The Bank-Carrabelle. This acquisition will bring The Banc Corporation's total assets to over $1.3 billion with over $450 million in the panhandle of Florida. Total loans will be approximately $1.1 billion and total deposits will also be approximately $1.1 billion. Simultaneously with this merger, the former offices of C&L Bank, a Division of The Bank will become The Bank-Bristol, The Bank-Blountstown and The Bank-Altha. With the completion of the


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CF Bancshares merger, The Bank will have 34 branch locations, 21 in Alabama and
13 in Florida. Seven of the Florida branches, covering the markets from Destin to Panama City, will continue to operate under the name of Emerald Coast Bank, a Division of The Bank.

         Statements in this document that are not historical facts are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the best judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC.

         The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

         More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.thebankmybank.com or by calling 1-877-326-BANK (2265).


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                              THE BANC CORPORATION
                      SUMMARIZED FINANCIAL DATA (UNAUDITED)
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             YEAR ENDED                    THREE MONTHS ENDED
                                                            DECEMBER 31,                      DECEMBER 31,
                                                  -------------------------------------------------------------------
                                                       2001            2000             2001              2000
                                                  -------------------------------------------------------------------
Total interest income                             $      90,351   $      75,035   $      21,920     $      20,954
Total interest expense                                   48,359          39,921          10,837            11,582
Net interest income                                      41,992          35,114          11,083             9,372
Provision for loan losses                                 7,454           4,961           4,899             1,495
Noninterest income                                        9,773           7,822           2,483             2,062
Noninterest expense                                      38,497          32,118          10,735             8,275
Income (loss) before distribution on guaranteed
    preferred beneficial interest in the
    Corporation's subordinated debentures and
    taxes (benefit)
                                                          5,814           5,857          (2,068)            1,664
Distributions on guaranteed preferred
    beneficial interest in the Corporation's
    subordinated debentures                               2,159             504             707               504
Provision for income taxes (benefit)                        966             996            (915)              266
Net income (loss)                                         2,689           4,357          (1,860)              894

Net income (loss) per share
     Basic                                         $       .19     $       .30    $       (.13)     $        .06
     Diluted                                               .19             .30            (.13)              .06

Return on average assets                                   .23%            .48%           (.61)%             .36%
Return on average equity                                  3.53%           6.03%          (9.43)%            4.81%



                                                                        AS OF                        AS OF
                                                                     DECEMBER 31,                 DECEMBER 31,
                                                                        2001                         2000
                                                                 ---------------------------------------------
Total loans                                                      $      999,156               $      808,145
Allowance for loan losses                                                12,546                        8,959
Total assets                                                          1,206,405                    1,029,215
Total deposits                                                          952,230                      827,304
Total liabilities                                                     1,098,552                      939,340
Guaranteed preferred beneficial interest in the
    Corporation's subordinated debentures                                31,000                       15,000
Stockholders' equity                                                     76,853                       74,875
